UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

(c) Effective August 24, 2023, the Board of Directors (the “Board”) of Windtree Therapeutics, Inc. (the “Company”) appointed Jamie McAndrew as Vice President, Controller & Chief Accounting Officer. Ms. McAndrew will also act as the Company’s principal accounting officer.

Ms. McAndrew, age 43, joined the Company in November 2013 and served in various finance roles of increasing responsibility, most recently as Executive Director, Corporate Controller. Previously, Ms. McAndrew held roles of increasing responsibility at KPMG LLP from January 2008 to October 2013, at which time she served as a Manager in Transaction Services. Ms. McAndrew is a certified public accountant (currently inactive status) and received her B.A. in Philosophy and Political Science from Villanova University and her Master of Professional Accountancy from the J. Mack Robinson College of Business at Georgia State University.

In connection with Ms. McAndrew’s appointment as Vice President, Controller & Chief Accounting Officer, she will receive an annual base salary of $301,000 and an annual target bonus of 30% of her base salary.

There are no arrangements or understandings between Ms. McAndrew and any other persons pursuant to which Ms. McAndrew was appointed as Chief Accounting Officer or principal accounting officer of the Company. In addition, there are no family relationships between Ms. McAndrew and any director or executive officer of the Company, and there are no transactions involving Ms. McAndrew requiring disclosure under Item 404(a) of Regulation S-K.

Equity Grants to Executives

(e) On August 23, 2023 (the “Grant Date”), the Compensation Committee of the Board approved grants to Craig Fraser, President and Chief Executive Officer of the Company, and Steven Simonson, Senior Vice President and Chief Medical Officer of the Company, of (i) options to purchase 68,800 and 23,800 shares, respectively, of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Options”) and (ii) restricted stock units in the amount of 45,867 and 15,867, respectively (the “RSUs”). The Options were granted with an exercise price of $1.21, which equals the closing stock price of the Common Stock on the Grant Date, and expire on the tenth anniversary of the Grant Date. The Options and RSUs vest in three substantially equal annual installments on the anniversary of the Grant Date, subject to the executive’s continued service with the Company through the applicable vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2023	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer